Exhibit 10.9

As of October 11, 2001

John R. Sprouls

Universal Studios, Inc.

1000 Universal Studios Plaza

Orlando, Florida 32819

Dear Mr. Sprouls:

Reference is made to the employment agreement between you and Universal Studios, Inc. dated as of December 7, 1999 (the “Employment Agreement”), pursuant to which you have been employed in an executive capacity.  It is now our mutual intention to amend the Employment Agreement as follows:

1.             Effective October 11, 2001, sub-paragraph 3(c) is hereby deleted in its entirety and replaced with the following:

“3(c)       Long Term Incentive Plan.    You are eligible to participate at a level appropriate to your position in the Universal Orlando Long-Term Growth Plan (or any plan adopted in replacement thereof in which you are specifically designated as a participant) as determined by the Universal Orlando Park Advisory Board and in accordance with the plan’s terms and conditions.  In addition, you also are still eligible to participate at a level appropriate to your position in the Vivendi Universal Stock Options Plan (the “VU Plan”) or any plan adopted in replacement thereof as determined by the Board of Directors of Vivendi Universal S.A. and in accordance with the plan’s terms and conditions.  However, since you are eligible to participate in the Universal Orlando Long-Term Growth Plan, your participation in the VU Plan will be reduced to 50% of the target amount that you would have otherwise been eligible for at 100% participation; provided that any stock options already granted to you pursuant to the VU Plan on or before October 10, 2001 shall not be subject to any reduction or forfeit and shall continue to be subject to the terms and conditions of the VU Plan.”

2.             All of the other provisions of the Employment Agreement, which are not modified hereunder, shall remain in full force and effect.

Please confirm your agreement to the foregoing by signing in the space provided below.

Sincerely,

Universal Studios, Inc.

		By:	/s/ Kenneth Kahrs

AGREED AND ACCEPTED:

/s/ John R. Sprouls	9-12-02
John R. Sprouls	Date

UNIVERSAL STUDIOS

100 UNIVERSAL CITY PLAZA UNIVERSAL CITY CA 91608

www.universalstudios.com